Exhibit 23.1

Board of Directors
FirstBingo.com
Toronto, Ontario
Canada

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 20, 2004, on the financial statements of FirstBingo.com as of December 31, 2003 and 2002 and the periods then ended, incorporated in the Form 10-KSB and to be incorporated by reference to the Form SB-2/POS-AM #2 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
 Spokane, Washington

September 13, 2004